AMENDMENT NUMBER 1 TO THE SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NUMBER 1 TO THE SECURITIES PURCHASE AGREEMENT, dated as of August 24, 2011 (this “Amendment”), is entered into by and between Nutrastar International Inc., a Nevada corporation (the “Company”) and ARC China Investment Funds (the “Majority Purchaser”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement (as defined below).

BACKGROUND

The Company and certain Purchasers are parties to that certain Securities Purchase Agreement, dated as of May 27, 2010 (the “Securities Purchase Agreement”). The parties to this Amendment wish to amend certain provision of the Securities Purchase Agreement as set forth in this Amendment. Pursuant to Section 5.6 of the Securities Purchase Agreement, no provision of this agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority of the Securities then outstanding. This Amendment constitutes a written agreement signed by the necessary parties in order to effectuate the amendment to the Securities Purchase Agreement specified below.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS

SECTION 1.1. Amendment. The parties hereto agree that Section 4.8 of the Securities Purchase Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

4.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for general corporate and working capital purposes and acquisition of assets, businesses or operations or for other purposes that the Board of Directors in good faith deems to be in the best interest of the Company, including the repurchase or redemption of shares of the Company’s capital stock. Nevertheless, the Company shall not use such proceeds for: (a) the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices) or (b) the settlement of any outstanding litigation.

SECTION 1.2. Full Force and Effect. For the avoidance of doubt, all other provisions of the Securities Purchase Agreement shall remain in full force and effect.

ARTICLE II

MISCELLANEOUS

SECTION 2.1. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada.

SECTION 2.2. Entire Agreement. This Amendment along with the Securities Purchase Agreement and the other Transaction Documents contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Amendment.

SECTION 2.3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

NUTRASTAR INTERNATIONAL INC.

By: /s/ Lianyun Han
Name: Lianyun Han
Title: President and CEO

ARC CHINA INVESTMENT FUNDS

By: /s/ Adam Roseman
Name: Adam Roseman
Title: Director

Signature Page to the Amendment to SPA